EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

by and between
MAXWELL TECHNOLOGIES, INC.
and
SDIC FUND MANAGEMENT CO., LTD.
dated as of April 10, 2017

Table of Contents

ARTICLE I. DEFINITIONS
1.1 Definitions
ARTICLE II. PURCHASE AND SALE
2.1 Closing.
2.2 Closing Deliveries.
ARTICLE III. REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company
3.2 Representations and Warranties of the Purchaser
ARTICLE IV. OTHER AGREEMENTS OF THE PARTIES
4.1 Transfer Restrictions.
4.2 Furnishing of Information
4.3 Integration
4.4 Securities Laws Disclosure; Publicity
4.5 Confidentiality
4.6 Use of Proceeds.
4.7 CFIUS
4.8 Supplements to Disclosure Schedule.
4.9 Principal Trading Market Listing
4.10 Delivery of Shares at Closing
4.11 Exclusive Dealing
4.12 Conduct of Business
ARTICLE V. CONDITIONS PRECEDENT TO CLOSING
5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Shares
5.2 Conditions Precedent to the Obligations of the Company to sell Shares
ARTICLE VI. MISCELLANEOUS
6.1 Fees and Expenses
6.2 Entire Agreement
6.3 Notices
6.4 Amendments; Waivers; No Additional Consideration
6.5 Construction
6.6 Successors and Assigns
6.7 No Third-Party Beneficiaries
6.8 Governing Law

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Table of Contents

6.9 Survival
6.10 Execution
6.11 Severability
6.12 Replacement of Shares
6.13 Remedies
6.14 Payment Set Aside
6.15 Adjustments in Share Numbers and Prices
6.16 Termination
6.17 Effect of Termination; Termination Fee
6.18 No Recourse
6.19 Waiver of Conflicts

EXHIBITS:
A-1:    Accredited Investor Questionnaire
A-2:    Stock Certificate Questionnaire
B:    Principal Shareholder Agreement
C:    Registration Rights Agreement
D:    Form of Opinion of Company Counsel
E:    Form of Secretary’s Certificate
F:    Form of Company’s Compliance Certificate
G:     Form of Purchaser’s Compliance Certificate

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STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is dated as of April 10, 2017 by and between Maxwell Technologies, Inc., a Delaware corporation (the “Company”), and SDIC Fund Management Co., Ltd., a limited liability company organized under the laws of the Peoples’ Republic of China (including its successors and assigns, “Purchaser”).
RECITALS
A.    The Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation D of the Securities Act (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and exemption from applicable state securities laws.
B.    Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 7,365,507 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company (such purchased shares, the “Shares”), subject to adjustment as set forth in Section 2.1(a) below.
C.    The closing of the sale and purchase of the Shares shall be subject to, among other things, approval by the Committee on Foreign Investment in the United States (“CFIUS”) under the Exon-Florio Amendment to the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended (“Exon-Florio”), as more fully described below.
D.    Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the (i) Registration Rights Agreement, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws; and (ii) the Principal Shareholders Agreement, pursuant to which, among other things, the Purchaser will agree to certain trading restrictions related to the Shares and the Common Stock and certain rights to appoint a director to the Board of Directors.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
ARTICLE I.
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Acquisition Proposal” means, other than with respect to the transactions contemplated by this Agreement, any bona fide offer or proposal made by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to or providing for, in any single transaction or series of related transactions, directly or indirectly, (A) any acquisition or purchase, including by means of the acquisition of capital stock of any Subsidiary, of (x) assets or properties that constitute fifty percent (50%) or more of the assets and properties (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, (y) assets of the Company and its Subsidiaries representing fifty percent (50%) or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, (z) beneficial ownership, or the right to acquire beneficial ownership, of fifty percent (50%) or more of any class of equity or voting securities of the Company or a majority of any class of equity or voting securities of a Subsidiary whose assets, individually or in the aggregate, constitute fifty percent (50%) or more of the consolidated assets of the Company (based on fair market value), (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” beneficially owning fifty percent (50%) or more of any class of equity or voting securities of the Company or a majority of any class of equity or voting securities of a Subsidiary of the Company whose assets, individually or in the aggregate, constitute fifty percent (50%) or more of the consolidated assets of the Company (based on fair market value), (C) any issuance or sale or other disposition by the Company of equity interests representing fifty percent (50%) or more of the aggregate voting power of the then-outstanding shares of Common Stock or (D) any other structured transaction having a similar effect to those described in the foregoing clause (A) through (C).
“Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee, in each case, before or by any Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.
“Agreement” has the meaning set forth in the Preamble.
“Board of Directors” means the board of directors of the Company.
“Bribery Act” has the meaning set forth in Section 3.1(m)(ii).
“Burdensome Condition” has the meaning set forth in Section 4.7.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the City of San Diego, California, or the Hong Kong Special Administrative Region of the People’s Republic of China, or Beijing, the People’s Republic of China, are authorized or required by law or other governmental action to be closed.
“CFIUS” has the meaning set forth in the Recitals.
“CFIUS Approval” means either (a) a written notice shall have been issued by CFIUS that it has concluded that the transactions contemplated by this Agreement do not constitute “covered transactions”

and are not subject to review under Exon-Florio, (b) a written notice shall have been issued by CFIUS stating that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and that it has concluded all action under Exon-Florio, or (c) in the event that CFIUS has sent a report to the President of the United States requesting the decision of the President of the United States pursuant to Exon-Florio, the President of the United States shall have announced his decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or the Purchaser’s ownership of the Shares.
“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.
“Closing Date” has the meaning set forth in Section 2.1(b).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commerce” has the meaning set forth in Section 3.1(ee).
“Commission” has the meaning set forth in the Recitals.
“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
“Company” has the meaning set forth in the Preamble.
“Company Capitalization Date” has the meaning set forth in Section 3.1(g)(i).
“Company Counsel” means DLA Piper LLP (US).
“Company Deliverables” has the meaning set forth in Section 2.2(a).
“Company Equity Award” has the meaning set forth in Section 3.1(g)(ii).
“Company Equity Plans” has the meaning set forth in Section 3.1(g)(i).
“Company Equity Schedule” has the meaning set forth in Section 3.1(g)(ii).
“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge after reasonable inquiry of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.
“Company Related Parties” means, collectively, the Company and its Subsidiaries and any of their respective former, current or future shareholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.
“Confidentiality Agreement” has the meaning set forth in Section 3.2(h).

“Contract” means any agreement, understanding, arrangement, contract, commitment, letter of intent, or other instrument or obligation (whether oral or written), and any amendments thereto.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered SEC Reports” has the meaning set forth in Section 3.1(k).
“Definitive Transaction Agreement” means any written acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle with respect thereto (other than a confidentiality agreement).
“Delaware Courts” means the state and federal courts sitting in the City of Wilmington, state of Delaware.
“Disclosure Schedules” has the meaning set forth in Section 3.1.
“Draft Voluntary Notice” has the meaning set forth in Section 4.7.
“DTC” has the meaning set forth in Section 4.1(c).
“Effect” means any event, circumstance, development, state of facts, occurrence, effect or change.
“Effective Date” means the date on which the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.
“Environmental Laws” has the meaning set forth in Section 3.1(z).
“Evaluation Date” has the meaning set forth in Section 3.1(r).
“Exon-Florio” has the meaning set forth in the Recitals.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Expense Reimbursement” has the meaning set forth in Section 6.1.
“FCPA” has the meaning set forth in Section 3.1(m)(ii).
“Financing Proposal” means, other than with respect to the transactions contemplated by this Agreement, any offer or proposal made by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) relating to or providing for, in any single transaction or series of related transactions, directly or indirectly, (A) the purchase of beneficial or record ownership of the Company’s securities or any securities of its Subsidiaries, or (B) any merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or other similar transaction involving the Company or any of its Subsidiaries, in each case of the foregoing clauses (A) and (B), the primary purpose of which is to raise additional capital for the Company and/or its Subsidiaries, or (C) any other transaction having a similar effect to those described in the foregoing clauses (A) and (B), the primary purpose of which is to raise additional capital for the Company and/or its Subsidiaries.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company consistently over the relevant periods.
“Governmental Authority” means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, securities exchange, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body
“Government Official” means (a) any official, officer, employee, or other Representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any political party or party official or candidate for public office, (c) a Politically Exposed Person as defined by the Financial Action Task Force or Groupe d’action Financière sur le Blanchiment de Capitaux or any (d) company, business, enterprise or other entity controlled by any person described in the foregoing clause (a), (b) or (c) of this definition.
“Indebtedness” means any principal, interest, premiums, fees, indemnifications, reimbursement, penalties, damages and other liabilities payable under the documentation governing any such indebtedness, in respect of all indebtedness of the Company and its Subsidiaries for money borrowed from third parties, including (i) any obligation of, or any obligation guaranteed by, the Company or any of its Subsidiaries for the repayment of borrowed money or any deferred payment obligations other than trade accounts payable in the ordinary course, in each case, whether or not evidenced by bonds, debentures, notes or other instruments, (ii) all indebtedness of the Company and its Subsidiaries due and owing with respect to any letters of credit, surety bond, or performance bond, or (iii) the obligation of the Company or any of its Subsidiaries under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company and its Subsidiaries against fluctuations in interest or currency rates.
“Intellectual Property Rights” has the meaning set forth in Section 3.1(n).
“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 4.1(d).
“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, option, preemptive right or other restriction of any kind.
“Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would be reasonably expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any Effect attributable to any of the following shall not constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect: (i) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, or otherwise contemplated by or resulting from the terms of this Agreement; (ii) changes in general economic, securities, financial, banking or currency exchange markets in the geographic markets in which the Company and its Subsidiaries operate; (iii) any generally applicable changes in applicable Laws or regulations, or changes in GAAP; (iv) any hostilities, acts of war, armed hostilities or acts of terrorism, or any natural disasters; (v) changes in political or civil conditions in any jurisdiction in which the Company and its Subsidiaries operate; or (vi) any decrease in the market price or any decline in the trading volume of the Common Stock (it being understood that the causes underlying such change in market price or trading volume (other than those in items (i) to (iv) above) may be taken into account in determining whether a Material Adverse Effect has occurred); other than, with respect to clauses (i) through (v) of this proviso, changes that disproportionately and adversely impact the Company and its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate.

“Material Contract” means any Contract which the Company or any of its Subsidiaries is a party to or bound by that (a) provides for aggregate payments from or receipt by the Company or any of its Subsidiaries of more than USD $250,000 during the most recently completed fiscal year or over the remaining term of such Contract, (b) that constitutes a joint venture or partnership agreement or similar arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole, (c) that constitutes any stockholder agreement, voting agreement or other Contract granting any Person the right to exercise Control over the Company or any of its Subsidiaries, (d) that constitutes a Contract with a Material Customer or Material Supplier, (e) that constitutes a Contract relating to Intellectual Property Rights, (f) involves Indebtedness of the Company or any of its Subsidiaries, (g) that constitutes a research and development agreement, (h) that involves the future disposition or acquisition of assets or properties involving consideration of more than $250,000, individually or in the aggregate, or any merger, consolidation or similar business combination transaction, whether or not enforceable, or that relates to the acquisition or disposition by the Company or any of its Subsidiaries of any operating business or the capital stock or other equity interests of any other Person pursuant to which the Company or any of its Subsidiaries has continuing obligations as of the date hereof, or (i) has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“Material Customer” shall mean each of the five (5) largest customers, distributors or resellers of the Company and its Subsidiaries in 2016, on a consolidated basis, in terms of the amount of revenues.
“Material Supplier” shall mean the five (5) largest suppliers of the Company and its Subsidiaries in 2016 in terms of total value of goods and services purchased by the Company and its Subsidiaries, on a consolidated basis, or any supplier that is a sole-source supplier.
“NASDAQ” means the NASDAQ Global Market.
“OFAC” has the meaning set forth in Section 3.1(ee).
“Other Anticorruption Laws” has the meaning set forth in Section 3.1(m)(ii).
“Outside Date” has the meaning set forth in Section 6.16(b)(ii).
“Owned IP” or “Owned Intellectual Property Rights” means all Intellectual Property Rights owned (or purported to be owned) by the Company or any of its Subsidiaries.
“Permits” has the meaning set forth in Section 3.1(m).
“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business for amounts not yet due and payable, (iii) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or as security for contested Taxes, in each case incurred or made in the ordinary course of business, (iv) Liens securing Indebtedness of the Company or its Subsidiaries outstanding on the date hereof under that certain Loan and Security Agreement between the Company and East West Bank, dated July 3, 2015, as subsequently amended, (v) non-exclusive licenses granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries, (vi) easements, rights-of-way, encroachments, restrictions, conditions and other similar Liens incurred or suffered in the ordinary course of business and which, individually and in the aggregate, would not reasonably be expected to materially impair the use and operation of the applicable real property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted, (vii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property, (viii) Liens placed by any developer, landlord, owner or other third party on real property over which the Company or any of its Subsidiaries has leasehold or easement rights and subordination, non-disturbance or similar agreements relating thereto, and (ix) Liens created by or through the actions of the Purchaser or any of its Affiliates.
“Per Share Purchase Price” means the per unit Share price equal to USD $6.32.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.
“Principal Shareholder Agreement” means the shareholder agreement, dated the date hereof, between the Company and the Purchaser, in the form attached hereto as Exhibit B.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement is, and as of the Closing Date shall be, NASDAQ.
“Proceeding” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation, in each case, before or by any Governmental Authority.
“Purchaser” has the meaning set forth in the Recitals.
“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).
“Purchaser Related Parties” means, collectively, the Purchaser or any of its or its Affiliates’ respective, direct or indirect, former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.
“Recall” shall mean any product recall or post sale warning or similar action.
“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser, in the form of Exhibit C attached hereto.
“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares.
“Regulation D” has the meaning set forth in the Recitals.
“Representatives” has the meaning set forth in Section 4.11.
“Required Approvals” has the meaning set forth in Section 3.1(e).
“Restricted Stock” has the meaning set forth in Section 3.1(g)(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“RSAs” has the meaning set forth in Section 3.1(g)(i).
“RSUs” has the meaning set forth in Section 3.1(g)(i).
“Sanctioned Country” has the meaning set forth in Section 3.1(ee).
“Sanctioned Person” has the meaning set forth in Section 3.1(ee).
“Sarbanes-Oxley Act” has the meaning set forth in Section 3.1(r).
“SEC Reports” has the meaning set forth in Section 3.1(h).
“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iii).
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning set forth in the Recitals.
“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“State Department” has the meaning set forth in Section 3.1(ee).
“Stock Options” has the meaning set forth in Section 3.1(g)(i).
“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder based on the aggregate amount of Shares purchased multiplied by the Per Share Purchase Price, which shall be USD $46,550,004.24, subject to adjustment in accordance with Section 2.1.
“Subsidiary” means (a) any corporation more than fifty percent (50%) of the stock of any class or classes of which having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by the Company directly or indirectly through one or more subsidiaries of the Company and (b) any partnership, association, joint venture, limited liability company or other entity in which the Company directly or indirectly through one or more subsidiaries of the Company has more than a fifty percent (50%) equity interest.
“Supplement Effective Time” has the meaning set forth in Section 4.8.
“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market.
“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Principal Shareholder Agreement, the schedules and exhibits attached hereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.
“Transfer Agent” means Computershare Shareowner Services LLC, with a mailing address of 480 Washington Blvd Jersey City, New Jersey 07310, and any successor transfer agent of the Company.
“Termination Fee” means USD $1,650,000.
ARTICLE II.
PURCHASE AND SALE
2.1    Closing.
(a)    Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Shares, free and clear of all Liens (other than transfer restrictions imposed by applicable federal securities laws or the Principal Shareholder Agreement), for the Subscription Amount; provided, however, that in the event that the number of Shares is equal to or greater than 20% of the number of shares of Common Stock outstanding immediately prior to the Closing and before the issuance of the Shares, then the number of shares of Common Stock comprising the Shares shall be reduced to the amount of shares equal to 19.99% of the outstanding shares of Common Stock immediately prior to the Closing and before the issuance of the Shares, rounded down to the nearest whole share. In such event, the Subscription Amount shall be reduced to such amount equal to the aggregate amount of Shares purchased multiplied by the Per Share Purchase Price.
(b)    Closing. On (a) the eighth (8th) Business Day following the satisfaction or waiver of the conditions set forth in Article V or (b) such other date as mutually agreed to in writing by the Company and Purchaser); provided, that in either case, all of the conditions to the Closing specified in Article V are then satisfied or have been waived (other than such conditions which, by their nature, are to be satisfied at the Closing, but subject to such satisfaction), the Closing of the purchase and sale of the Shares shall take place at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 100, San Diego, California 92121 at 1:00 pm (PT). It is agreed that as soon as reasonably practicable, but, in any event not later than the third (3rd) Business Day, following the satisfaction or waiver of all of the conditions to the Closing specified in Article V (other than such conditions which, by their nature, are to be satisfied at the Closing), Purchaser will instruct the financial institution located in the People’s Republic of China from which the Subscription Amount shall be transferred to transfer such amount to Purchaser’s account at a financial institution in the United States. The date on which the Closing occurs is herein referred to as the “Closing Date”. Purchaser may direct that the Shares be issued in the name of, and be delivered at Closing to, any of its controlled Affiliates and, if so directed, the Company shall cause the Shares to be so issued and delivered in accordance with, and subject to, the terms of this Agreement.
2.2    Closing Deliveries.
(a)    On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):
(i)    a copy of the Irrevocable Transfer Agent Instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, the Shares by crediting them to the applicable balance account on the books of the Transfer Agent registered in the name of Purchaser or as otherwise set forth on Purchaser’s Stock Certificate Questionnaire included as Exhibit A hereto, which shall be duly executed and acknowledged in writing by the Transfer Agent;
(ii)    a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit D, executed by such counsel and addressed to the Purchaser;
(iii)    a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate or articles of incorporation, as amended, and by-laws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;
(iv)    a certificate in the form attached hereto as Exhibit F, dated as of the Closing Date and signed by the Company’s Chief Executive Officer or its Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 5.1(a) and (b);
(v)    a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date;
(vi)    a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of California, as of a date within three (3) Business Days of the Closing Date;
(vii)    a certified copy of the certificate of incorporation, as certified by the Secretary of State of Delaware, as of a date within three (3) Business Days of the Closing Date; and
(b)    On or prior to the Closing, Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):
(i)    a certificate in the form attached hereto as Exhibit G, dated as of the Closing Date and signed by an officer of Purchaser, certifying the fulfillment of the conditions specified in Sections 5.2(a) and (b);
(ii)    the Subscription Amount, in United States dollars and in immediately available funds by wire transfer in accordance with the Company’s written instructions, which written instructions shall be delivered to Purchaser at least two (2) Business Days prior to the Closing Date; and
(iii)    a fully completed and duly executed Accredited Investor Questionnaire and Stock Certificate Questionnaire in the forms attached hereto as Exhibits A-1 and A-2, respectively.
(c)    At least two (2) Business Days prior to the Closing Date, the Purchaser shall prepare and deliver to the Company a written statement of the Expense Reimbursement, which statement shall quantify in reasonable detail the items constituting such Expense Reimbursement. During the two (2) Business Day period after delivery of such statement, the Company shall have an opportunity to review the such statement and the Purchaser shall reasonably cooperate with the Company in good faith and mutually agree upon the Expense Reimbursement. The Company agrees to provide payment in United States dollars and in immediately available funds by wire transfer to the Purchaser or, as may be directed in writing by the

Purchaser, directly to any third party that is entitled to receive payment of the Expense Reimbursement, within two (2) Business Days after the Closing Date in full satisfaction of the Expense Reimbursement.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. Except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:
(a)    Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)    Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and is qualified to do business and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction other than the jurisdiction of incorporation or organization in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no Action has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract to which the Company or any Subsidiary is a party, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including the Principal Trading Market), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(e)    Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to the terms of the Registration Rights Agreement, (ii) a Current Report on Form 8-K filed with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents) and a Form D, (iii) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iv) the filings required in accordance with Sections 4.4 and 4.7 of this Agreement (collectively, the “Required Approvals”).
(f)    Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive rights, rights of first offer or similar rights. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.
(g)    Capitalization.
(i)    The authorized capital stock of the Company consists solely of Eighty Million (80,000,000) shares of Common Stock. As of the close of business on April 7, 2017 (the “Company Capitalization Date”), (i) 32,544,909 shares of Common Stock (including 57,561 shares of Company restricted stock (the “Restricted Stock” or “RSAs”)) were issued and outstanding, (ii) no shares of Common Stock were held in treasury by the Company and its Subsidiaries, (iii) 352,717 shares of Common Stock were reserved for issuance pursuant to outstanding unexercised Company stock options (the “Stock Options”), (iv) 2,888,135 shares of Common Stock were reserved for issuance pursuant to outstanding unsettled Company restricted stock units (the “RSUs”), (v) 2,773,679 shares of Common Stock were reserved for issuance pursuant to the Company Employee Stock Purchase Plan and the Company Omnibus Incentive

Plan (collectively, the “Company Equity Plans”). All of the outstanding shares of Common Stock are, and all shares of Common Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.
(ii)    Section 3.1(g)(ii) of the Disclosure Schedule sets forth a true and complete list, as of the Company Capitalization Date, of (i) the aggregate number of shares of Common Stock underlying each type of equity award, including Stock Options (both incentive, and nonstatutory), RSUs, RSAs, and stock appreciation rights (each a “Company Equity Award”), and (ii) the Company Equity Plan under which the Company Equity Awards were granted (such schedule, the “Company Equity Schedule”). All of the Stock Options, RSAs and RSUs have been granted to service providers of the Company and the Company Subsidiaries (or any predecessor company) pursuant to the Company Equity Plans. Each Company Equity Award was granted in compliance in all material respects with all applicable laws and all of the terms and conditions of the Company Equity Plan under which it was granted.
(iii)    Except as set forth in Section 3.1(g)(i) and Section 3.1(g)(ii) above: (i) the Company does not have any shares of capital stock or other equity interests issued or outstanding other than shares of Common Stock that have become outstanding after the Company Capitalization Date, but were reserved for issuance as set forth in Section 3.1(g)(i) above; and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any Subsidiary is a party obligating the Company or any Subsidiary to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary or securities convertible into or exchangeable for such shares or other equity interests (in each case other than to the Company or a wholly owned Subsidiary), (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary that is not wholly owned. Except as set forth in Section 3.1(g)(iii) of the Disclosure Schedules, there are no outstanding obligations of the Company or any Subsidiary (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company or any Subsidiary.
(iv)    Neither the Company nor any Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with stockholders of the Company on any matter.
(v)    Except as set forth on Section 3.1(g)(v) of the Disclosure Schedule, there are no stockholders agreements, voting trusts or other agreements or understandings to which the Company or any Subsidiary is a party with respect to the voting of the capital stock or other equity interest of the Company or any Subsidiary.
(h)    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such

SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts that was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.
(i)    Financial Statements.
(i)    The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.
(ii)    The Company and its Subsidiaries do not have any liabilities or obligations of any type, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (A) reflected on, reserved against, or disclosed in the notes to, the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, or (B) that were incurred in the ordinary course of business and do not exceed $1,500,000.
(j)    Material Changes. Since the date of the latest audited balance sheet of the Company included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed no later than two (2) Business Days prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosures of risks or other matters included in any “forward-looking statements” disclaimer), (i) there have been no Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the Company and each Subsidiary has conducted its business in the ordinary course consistent with past practice, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities, except Common Stock issued pursuant to existing Company Equity Plans or executive and director compensation arrangements disclosed in the SEC Reports. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made.

(k)    Litigation. There is no Action, and, for the three (3)-year period prior to the date hereof, there has not been any Action, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares, (ii) except as specifically disclosed in the SEC Reports filed during the three (3)-year period prior to the date that is two (2) Business Days prior to the date hereof (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosures of risks or other matters included in any “forward-looking statements” disclaimer) (the “Covered SEC Reports”), would, if there were an unfavorable decision, ruling or finding, have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iii) involves an amount in controversy in excess of $4,000,000, or (iv) would reasonably be expected to result in material injunctive relief. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.
(l)    Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company or any of its Subsidiaries which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees located within the United States is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the Knowledge of the Company, none of the Company’s or any Subsidiary’s employees located outside of the United States is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any term of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance, and have complied, with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)    Compliance with Laws; Permits.
(i)    Neither the Company nor any of its Subsidiaries (A) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (B) is, or has been at any time since January 1, 2014, in violation of, or in receipt of, written notice that it is, or has been at any time since January 1, 2014, in violation of, any order, statute, rule or regulation of any Governmental Authority or self-

regulatory organization (including the Principal Trading Market) applicable to the Company or any of its Subsidiaries, except in each case as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(ii)    Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees, or, to the Company’s Knowledge, any of its Representatives, distributors, consultants or agents acting directly for or on behalf of the Company or its Subsidiaries, has at any time since January 1, 2012, in the course of his, her or its actions (1) made, offered, promised, or authorized any illegal contributions, gifts, entertainment or payments of other expenses, in each case from corporate funds, related to political activity, (2) unlawfully made, offered, promised, or authorized the giving of anything of value, or any direct or indirect unlawful payments to any foreign or domestic Government Official for the purpose of (A) influencing any act or decision of such person in their capacity as a Government Official, (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (C) securing any improper advantage or (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority, in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, (3) made, offered, promised, or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any Government Official or (4) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”) the U.K. Bribery Act 2010 (the “Bribery Act”) or any other applicable laws, regulations or conventions to which the Company or any of its Subsidiaries is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment, and gratuities, involving or to any Governmental Authority or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”). Since January 1, 2012, none of the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA, the Bribery Act or any Other Anticorruption Law. Neither the Company nor its Subsidiaries have at any time since January 1, 2012 received any written notice, request, or citation for any actual or potential noncompliance with any of the foregoing in this Section 3.1(m)(ii). The Company has taken reasonable steps to ensure that its compliance policies and procedures are sufficient to cause the Company to comply with the FCPA, the Bribery Act and Other Anticorruption Laws.
(iii)    The Company and its Subsidiaries possess all material federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (collectively, the “Permits”) that are necessary for the operation of the business of the Company and/or its Subsidiaries as presently conducted, or that are necessary for the lawful ownership of their respective properties and assets. All such Permits are valid and have not lapsed, been cancelled, terminated or withdrawn. The Company and each of its Subsidiaries are in compliance with all such Permits in all material respects. No Action to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending, or, to the Company’s Knowledge, threatened.
(n)    Intellectual Property Rights. Section 3.1(n) of the Disclosure Schedule contains a complete and accurate list of all patents, registrations of Intellectual Property and pending applications therefor, that, in each case, constitute the Owned IP. To the Company’s Knowledge, all Owned IP is valid, enforceable and subsisting. The Company and the Subsidiaries exclusively own all Owned IP, and, to the Company’s Knowledge, own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, industrial designs, works of authorship, software, data, databases, mask works, technology, copyrights, licenses, technology, know-how, confidential and proprietary information, and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) necessary or material for use in connection with their respective businesses, in each case, free and clear of any and all Liens (other than Permitted Liens), decrees, orders, judgments or stipulations restricting the use thereof, and none of the foregoing rights will be adversely affected by the consummation of the transactions contemplated hereby. The Company, the Subsidiaries, the operation of their businesses (including their products and services) have not misappropriated, violated or infringed and do not currently misappropriate, violate or infringe upon (i) the rights of any Person (other than patents), or (ii) to the Company’s Knowledge, any patents of any Person. Neither the Company nor any Subsidiary has received a written notice (and there is no pending or, to the Company’s Knowledge, threatened Action by any Person) alleging any of the foregoing or that the Company’s and its Subsidiaries’ businesses as now conducted misappropriates, infringes or otherwise violates any patent, trademark, copyright, trade secret or other Intellectual Property Rights or proprietary rights of another. To the Company’s Knowledge, there is no existing (and has been no) misappropriation, infringement or other violation by another Person of any of the Owned Intellectual Property Rights that would have or would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Owned Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Person that has created, developed or contributed to any material Owned IP has executed a valid, present assignment of all of such Person’s right, title and interest therein to the Company or one of its Subsidiaries (or all such right, title and interest is vested in the Company or a Subsidiary as a matter of law).
(o)    Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(p)    Transactions With Affiliates and Employees. Except as set forth in the Covered SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction (or to a presently contemplated transaction) with the Company or any Subsidiary (other than for services as employees, officers and directors).
(q)    Internal Accounting Controls. The Company maintains, and at all times since January 1, 2014, has maintained, a system of internal accounting controls sufficient to provide reasonable assurance that the preparation of financial statements for external purposes is in accordance with GAAP, including that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(r)    Sarbanes-Oxley; Disclosure Controls. The Company is, and at all times since January 1, 2014 has been, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in timely alerting Company’s principal executive officer and its principal financial officer to material information required to be included in Company’s periodic reports required under the Exchange Act. The Company’s principal executive officer and its principal financial officer have, at all times since January 1, 2014, disclosed to the Company’s auditors and the audit committee of the Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has made available prior to the date hereof to the Purchaser copies of any material written materials relating to the foregoing. The Company’s principal executive officer and its principal financial officer have, to the Knowledge of the Company, at all times since January 1, 2014, evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the principal executive officer and its principal financial officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has not, at any time since January 1, 2014, received any notice or correspondence from any accountant relating to any potential material weakness in any part of the internal controls over financial reporting of the Company or the Company’s disclosure controls and procedures. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has, at all times since January 1, 2014, made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder with respect to the SEC Reports, and the statements contained in such certifications were true and correct on the date such certifications were made. For purposes of this Section 3.1(r) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.
(s)    Certain Fees. Except as set forth in Section 3.1(s) of the Disclosure Schedule, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Subsidiaries.
(t)    Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaire provided by the Purchaser, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market.
(u)    Investment Company. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
(v)    Registration Rights. Other than as set forth in this Agreement or the Covered SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.
(w)    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the Principal Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is and has been in compliance with all listing and maintenance requirements of the Principal Trading Market.
(x)    Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation, bylaws or other organizational documents and the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.
(y)    Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the Company or any of its Subsidiaries by the taxing authority of any jurisdiction. Neither the Company nor any of its Subsidiaries is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. All material taxes that the Company or any of its Subsidiaries is (or was) required by applicable law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.
(z)    Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is, or has been since January 1, 2014, in violation of any statute, rule, regulation, decision, judgment, decree, permit, common law or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns, leases or operates any real property contaminated with any hazardous or toxic substance, (iii) is liable for any on-site or off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any Action, claim or liability relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no Action pending or, to the Company’s Knowledge, threatened in writing, that might lead to such a claim.
(aa)    No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any Shares by any form of general solicitation or general advertising (within the meaning of the Securities Act).
(bb)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(cc)    Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective Representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its Representatives.
(dd)    PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code.
(ee)    OFAC. Since January 1, 2012, none of the Company or any Subsidiary, and no director, officer, or employee, or, to the Company’s Knowledge, any other Person acting for or on behalf of the Company or any Subsidiary or the Business: (i) has been or is designated on, or is owned or controlled by any party that has been or is designated on, any list of restricted parties maintained by any Governmental Authority, including the U.S. Department of Treasury, Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, OFAC’s List of Foreign Sanctions Evaders, OFAC’s Sectoral Sanctions Identifications List, the U.S. Department of Commerce’s (“Commerce”) Denied Persons List, the Commerce Entity List, the Commerce Unverified List, the Debarred List maintained by the U.S. Department of State (“State Department”), the State Department’s Nonproliferation Sanctions List, the E.U.’s Consolidated List of Persons, Groups, and Entities subject to E.U. financial sanctions, the UN Sanctions List, and HM Treasury’s Consolidated List of financial sanctions targets in the UK (“Sanctioned Person”);

(ii) has participated in any transaction involving a designated Sanctioned Person, or any country subject to comprehensive sanctions or substantial restrictions under the U.S. sanctions administered by OFAC or applicable non-U.S. sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (“Sanctioned Country”) to the extent such activities or business would violate U.S. sanctions or other applicable non-U.S. sanctions; (iii) has been organized, resident or located in a Sanctioned Country; or (iv) has imported, exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable U.S. or non-U.S. export control, anti-boycott, or economic sanctions laws, regulations, or orders administered by OFAC, Commerce, the State Department, or the Internal Revenue Service. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries, directors, officers, employees, and agents with applicable U.S. and non-U.S. sanctions, and the Company, its Subsidiaries, directors, officers, employees, and agents are in compliance with applicable U.S. and non-U.S. sanctions.
(ff)    No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(gg)    Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no Action with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.
(hh)    Shell Company Status. The Company is not, and has not during the past five years been, an issuer identified in Rule 144(i)(1).
(ii)    Title. Each member of the Company and its Subsidiaries has good and valid title to all of its real property, or, with respect to leased real property, valid leasehold interests in such leased real property (other than negligible property and properties not material to the operations of the Company and its Subsidiary, taken as a whole) which afford the Company or one of its Subsidiaries valid leasehold possession of the properties and assets that are the subject of such leases in all material respects, in each case, free and clear of all Liens, other than Permitted Liens.
(jj)    Material Contracts. Each Material Contract is a valid, binding and legally enforceable obligation of the Company or its Subsidiary and, to the Company’s Knowledge, the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. Each Material Contract is in full force and effect. The Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the Material Contracts. None of the Company or its Subsidiaries is (with or without notice, lapse of time or both) in material default or breach under any Material Contract, and to the Company’s Knowledge, no other party to such Material Contract is (with or without notice or lapse of time, or both) in material breach or default thereunder.
(kk)    Product Liability.
(i)    There has not been at any time since January 1, 2014 any material Action concerning any product manufactured, shipped, sold or delivered by or on behalf of the Company or any of its Subsidiaries relating to or resulting from an alleged material defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of the Company or any of its Subsidiaries or any alleged material failure to warn, or any alleged breach of implied warranties or representations, and, to the Company’s Knowledge, none has been threatened in any material respect.
(ii)    There has not been at any time since January 1, 2014 any material Recall conducted with respect to any product manufactured (or to be manufactured), shipped, sold or delivered by or on behalf of the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any investigation or consideration of or decision made by any Person or Governmental Authority concerning whether to undertake or not undertake any Recall.
3.2    Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a)    Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of Purchaser. Each Transaction document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b)    No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to perform its obligations hereunder.
(c)    Investment Intent. Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws and has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser understands that it may not be able to sell any of the Shares without prior registration under the Securities Act or the existence of an exemption from such registration requirement. Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity; Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.
(d)    Purchaser Status. At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
(e)    General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(f)    Experience of Purchaser. Purchaser, either alone or together with its Representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Purchaser acknowledges that it has not received any legal or tax advice from the Company or any of its Representatives with respect the transactions contemplated hereby.
(g)    Access to Information. Purchaser acknowledges that it has had the opportunity to review the Disclosure Schedules and SEC Reports and has been afforded (i) the opportunity to ask questions of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its Representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Schedules and SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.
(h)    Certain Trading Activities. Other than with respect to the purchase of Shares hereunder or pursuant to a transaction in compliance with Rule 10b5-1(c) under the Exchange Act, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the securities of the Company (including any Short Sales involving the Company’s securities) since the time that Purchaser was first contacted by the Company or any other Person regarding the specific investment contemplated hereby. Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchase or sale of securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are first publicly disclosed. Notwithstanding the foregoing, because the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation and covenant set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this Agreement. Purchaser has complied with its obligations under that certain Mutual Confidentiality Agreement, dated as of September 26, 2016 (the “Confidentiality Agreement”), by and between SDIC Fund Management Co., Ltd. and the Company.
(i)    Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.
(j)    Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
(k)    Reliance on Exemptions. Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.
(l)    No Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
(m)    Regulation M. Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.
(n)    Sufficiency of Funds. Purchaser has, and at the Closing will have, sufficient funds to timely pay the Subscription Amount, without delay, at the Closing.
(o)    Foreign Investors. If it is not a U.S. person within the meaning of Rule 902 of Regulation S of the Securities Act, Purchaser further represents that:
(i)    Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Shares, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares;
(ii)    Purchaser’s subscription and payment for, and such Purchaser’s continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of such Purchaser’s jurisdiction; and
(iii)    Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Code.

(p)    Ownership of Common Stock. Purchaser does not own (beneficially or of record) any shares of Common Stock or any option, warrant or other right to acquire any shares of Common Stock.
The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.
ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES
4.1    Transfer Restrictions.
(a)    Compliance with Laws. Notwithstanding any other provision of this Article IV, Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any other applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the obligations of Purchaser following the Closing under this Article IV and shall have the rights of the Purchaser under this Article IV and the Registration Rights Agreement with respect to such transferred Shares.
(b)    Legends. The Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.
The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)    Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or if the applicable Shares are evidenced by a book entry notification, cause the Transfer Agent to remove restrictions under the Securities Act that are stated to apply to such Shares on the books and records of the Transfer Agent or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to an effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel, or such other counsel reasonably acceptable to the Company and the Purchaser, to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days following the delivery by Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing Shares or, if the applicable Shares are evidenced by book entry notation, delivery by the Purchaser to the Transfer Agent (with notice to the Company) of an appropriate instruction letter (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and any other documents required by Section 4.1(a), deliver or cause to be delivered to Purchaser a certificate representing such Shares that is free from all restrictive and other legends or remove such legend from such Shares evidenced by book entry notation. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by Purchaser.

(d)    Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent (the “Irrevocable Transfer Agent Instructions”) to credit shares to the applicable balance accounts on the books of the Transfer Agent, registered in the name of Purchaser or its respective nominee(s), for the Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d), subject to any stop transfer instructions that we may issue to you from time to time, will be given by the Company to the Transfer Agent with respect to the Shares, and that the Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If Purchaser effects a sale, assignment or transfer of the Shares in accordance with this Section 4.1, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts on the books of the Transfer Agent in such name and in such denominations as specified by Purchaser to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to Purchaser, assignee or transferee (as the case may be) without any restrictive legend in accordance with this Section 4.1 and by crediting such shares to the applicable balance account at DTC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Shares shall be borne by the Company.
4.2    Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144, for a period of one year from the Closing, the Company shall make all required filings under Section 15(d) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. For a period of one (1) year from the Closing, or any longer period during which the Purchaser may be considered an affiliate of the Company, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow the Purchaser to sell the Shares under Rule 144.
4.3    Integration. From and after the date hereof, the Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that may reasonably be expected to be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that may reasonably be expected to be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require the Company to obtain stockholder approval prior to the Closing or the closing of such other transaction.
4.4    Securities Laws Disclosure; Publicity. On or before the fourth (4th) Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). Purchaser and its counsel shall be given a reasonable opportunity to review and comment on such Current Report on Form 8-K prior to the filing thereof with the Commission. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or any other public statement without the prior consent of the Company, with respect to any press release or public statement of the Purchaser, or without the prior consent of Purchaser, with respect to any press release or public statement of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser in any press release or filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement; and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii); provided, that, in either case (i) or (ii), such disclosure is in substantial conformity with the Current Report on Form 8-K.
4.5    Confidentiality. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall be terminated and be of no further force and effect. From and after the Closing, the confidentiality obligations of the parties hereto shall be governed by the Principal Shareholders Agreement.
4.6    Use of Proceeds.. The Company shall use the net proceeds from the sale of the Shares hereunder for strategic development programs, including, notably related to dry battery electrode development, as well as working capital and general corporate purposes.
4.7    CFIUS. The Company and Purchaser shall jointly assemble all information necessary to complete, and shall submit or cause to be submitted: (i) promptly but in no event more than ten (10) Business Days after the date hereof, a draft joint voluntary notice of the transactions contemplated by this Agreement to CFIUS in accordance with Exon-Florio (the “Draft Voluntary Notice”) and (ii) promptly after responding to any comments (either written or oral) from the CFIUS staff on the Draft Voluntary Notice (or as soon as possible after CFIUS staff confirms it has no comments to the Draft Voluntary Notice), a joint voluntary notice of the transactions contemplated by this Agreement to CFIUS in accordance with Exon-Florio (the “Joint Voluntary Notice”). The Purchaser’s counsel shall take the lead in the drafting of the Draft Voluntary Notice and Joint Voluntary Notice; provided that neither the Draft Voluntary Notice nor the Joint Voluntary Notice shall be submitted to CFIUS without the mutual written consent of the Company and Purchaser via their respective CFIUS legal counsel. Following submission of the Joint Voluntary Notice, each of the Company and Purchaser shall cooperate (to the extent permitted by Laws) and provide CFIUS with any additional or supplemental information requested by CFIUS regarding such party during the CFIUS review process as promptly as practicable, and in all cases within the amount of time allowed by CFIUS pursuant to Exon-Florio. Notwithstanding any other provision in this Agreement, Purchaser shall have no obligation to share with the Company any personal identifier information (“PII”), as such term is defined under the Exon-Florio regulations, and shall separately submit such PII to CFIUS as set forth in the Exon-Florio regulations. Moreover, neither the Purchaser nor the Company shall have any obligations to share with the other any confidential business information unrelated to the transactions contemplated by this Agreement, including to the extent such information is requested by CFIUS. No party shall communicate with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party sufficient prior notice of such communication and, to the extent permitted by such Governmental Authority, the opportunity to review and comment on any proposed written communication (subject to the terms of this Section 4.7) and, with respect to any oral communication, to attend and/or participate in such conversation or meeting. The parties, in cooperation with each other, shall use commercially reasonable efforts to obtain the CFIUS Approval, and without limiting the foregoing, the parties shall take all such reasonable actions and agree to such reasonable requirements or conditions to mitigate any national security concerns as may be requested or required by CFIUS in connection with, or as a condition of, the CFIUS Approval; provided, however, that (i) the Purchaser and its Affiliates shall not be required enter into any agreement that interferes with the Purchaser’s or its Affiliates’ ability to participate as an observer or director on the board of directors of the Company or to exercise the full rights of ownership of the Shares; and (ii) neither the Purchaser nor the Company (nor any of their Affiliates) shall be required to (a) propose, commit to or effect, by consent decree, agreement, hold-separate or administrative order, or otherwise, the sale, transfer, license, divestiture, hold-separate or other disposition of any Shares or any of the businesses, product lines or assets of the Purchaser, the Company or any of their respective Affiliates, (b) propose, commit to or effect, by consent decree, agreement, hold-separate or administrative order, or otherwise any conditions, restrictions, or requirements that would reasonably be expected to limit (other than nominally) the Company’s growth or expansion into China or otherwise on a worldwide basis, (c) defend any judicial or administrative action or similar Proceeding instituted (or threatened to be instituted) by any Person under Exon-Florio or seek to have any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned, or (d) agree to do any of the foregoing. The actions set forth in clauses (a) through (d) of the proviso to the immediately preceding sentence are referred to as a “Burdensome Condition”.
4.8    Supplements to Disclosure Schedule. The Company shall on one occasion not less than ten (10) Business Days prior to the Closing, by notice in accordance with the terms of this Agreement (which notice shall indicate if the Company believes that such notice discloses matters that, absent such amendments or supplements, would cause the failure of the condition set forth in Section 5.1(a)), amend or supplement by means of a written notice to Purchaser specifically identifying that it is a supplement delivered pursuant to this Section 4.8 any one (1) or more Sections of the Disclosure Schedules, to reflect any Effects first arising or, in the case of representations given to the Company’s Knowledge, first becoming known to the Company during the period subsequent to the date hereof, by providing the Purchaser with written notice setting forth the proposed amendment or supplement and specifying the Section or Sections of the Disclosure Schedules and the specific representations and warranties to which the supplement or amendment relates affected thereby; provided, however, that if any Section of the Disclosure Schedules is amended or supplemented pursuant to this Section 4.8 in a manner that either individually or in the aggregate with all other such prior amendments or supplements made to the Disclosure Schedules pursuant to this Section 4.8 discloses matters that, absent such amendments or supplements, would cause the failure of the condition set forth in Section 5.1(a) and such condition has not been (x) waived in writing by the Purchaser or (y) cured by the Company, no later than the earlier of thirty (30) days after the Purchaser’s receipt of such disclosure and the fifth (5th) Business Day prior to the Closing Date (such earlier date being the “Supplement Effective Time”), then the Purchaser shall have the right to terminate this Agreement within five (5) Business Days following the Supplement Effective Time and prior to the Closing. Notwithstanding any other provision of this Agreement, if the Purchaser does not terminate this Agreement as permitted above, such amendment and supplement will be effective to cure and correct solely for purposes of Section 5.1(a) any breach, inaccuracy or failure to be true and correct of any representation or warranty corrected thereby as specified in the notice to Purchaser, but shall not be effective for any other purpose of this Agreement.

4.9    Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter.
4.10    Delivery of Shares at Closing. The Company shall deliver, or cause to be delivered, in book-entry form the Shares purchased by Purchaser to Purchaser on the Closing Date.

4.11    Exclusive Dealing. Except as expressly permitted by this Section 4.11, from the date hereof until the earliest of (i) the Closing, (ii) July 31, 2017 with respect to clauses (1) and (2) below, and August 15, 2017 with respect to clause (3) below, and (iii) the termination of this Agreement in accordance with Section 6.16, the Company and its Affiliates shall not, and shall not authorize any of their respective directors, officers, employees and other representatives acting on behalf and at the direction of the Company or any of its Affiliates (“Representatives”) to, directly or indirectly, (1) solicit, initiate, induce, knowingly facilitate, or knowingly encourage (including by means of furnishing any Company information or responding to any communication), any inquiries or the making, announcement or submission to the Company of any proposal or offer that constitutes, or could reasonably be expected to lead to any Financing Proposal, (2) enter into, engage, continue or participate in any discussions or negotiations with, or furnish any information (whether orally or in writing) relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate with, knowingly assist, or participate in any effort by, any Person (other than the Purchaser and its Affiliates) that has made, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or could reasonably be expected to lead to, any Financing Proposal, or (3) enter into any Definitive Transaction Agreement with respect to any Financing Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any of the Company or its Affiliates shall be deemed to be a breach of this Section 4.11 by the Company. Nothing in this Section 4.11 shall eliminate or alter the Company’s obligation under this Agreement to complete the issuance and sale of the Shares pursuant to this Agreement so long as this Agreement has not been terminated.
4.12    Conduct of Business. The Company agrees that during the period commencing on the date hereof and ending on the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its respective operations only in the ordinary course of business consistent with past practice and to use their commercially reasonable efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them.
ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING
5.1    Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of Purchaser to consummate the transactions contemplated by this Agreement at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser (as to itself only):

(a)    Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.1(b) (Organization and Qualification), Section 3.1(c) (Authorization; Enforcement; Validity), Section 3.1(f) (Issuance of the Shares), and Section 3.1(s) (Certain Fees) shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specific date, (ii) the representations and warranties of the Company contained in Section 3.1(g) (Capitalization) shall be true and correct in all respects, except for any inaccuracies that are de minimis in both amount and nature, as of the date when made and as of the Closing Date, as though made on and as of such date, and (iii) all other representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (or in all respects, as the case may be) as of such specific date.
(b)    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)    Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities required in connection with the execution, delivery or performance of this Agreement (to the extent performance is required at the Closing) shall have been obtained or made, including, but not limited to the CFIUS Approval, without the imposition of a Burdensome Condition, and any approval of the additional share listing application required by the Principal Trading Market.
(e)    Material Adverse Effect. As of the Closing, there has not been a Material Adverse Effect or any Effect or series of Effects that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(f)    No Suspensions of Trading in Common Stock. The Common Stock shall (i) be designated for listing and quotation on the Principal Trading Market and (ii) not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market. If required as a condition to listing the Shares, the Company shall have obtained the approval of the Principal Trading Market to list the Shares.
(g)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
(h)    Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.16 herein.

5.2    Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Closing to Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)    Representations and Warranties. (i) The representations and warranties of the Purchaser contained in Section 3.2(a) (Organization; Authority) shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all respects as of such specific date, and (ii) all other representations and warranties of the Purchaser contained in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or material adverse effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date.
(b)    Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)    Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities required in connection with the execution, delivery or performance of this Agreement (to the extent performance is required at the Closing) shall have been obtained or made, including, but not limited to, the CFIUS Condition, without the imposition of a Burdensome Condition.
(e)    Purchaser Deliverables. Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).
(f)    Termination. This Agreement shall not have been terminated as to Purchaser in accordance with Section 6.16 herein.
ARTICLE VI.
MISCELLANEOUS
6.1    Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, the Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including, but not limited to, any such fees and expenses incurred in connection with the CFIUS Approval; provided, however, in the event that the Closing occurs, at the Closing, the Company shall reimburse the actual and reasonable fees and expenses of the Purchaser up to U.S. $1,000,000 (the “Expense Reimbursement”). The Company shall pay all Transfer Agent fees, stamp taxes and other taxes, duties and other fees and charges (including any penalties and interest) levied in connection with the sale and issuance of the Shares to the Purchaser.
6.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
6.3    Notices. Any and all notices and other communications and deliveries required or permitted to be provided here under shall be in writing and shall be delivered by hand or overnight courier service or sent by email transmission, and in the case of email transmission, with copies by hand delivery or overnight courier service to the respective parties below (or in each case, as otherwise notified by any of the parties below) and shall be effective and deemed to have been given (a) when sent by email with receipt confirmed between 9:00 a.m. and 5:00 p.m., Pacific time, on any Business Day, or on the next Business Day when sent by email with receipt confirmed following 5:00 p.m., Pacific time or (b) other than when previously delivered by email in accordance with this Section 6.3, upon actual receipt when delivered by hand or overnight courier service. The address for such notices and communications shall be as follows:

If to the Company:	Maxwell Technologies, Inc. 3888 Calle Fortunada San Diego, CA 92123 Telephone No.: 1 (858) 503-3341 E-mail: elough@maxwell.com Attention: Emily Lough, Corporate Counsel & Chief Compliance Officer
With a copy to:	DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 Telephone No.: (858) 677-11414 E-mail: Larry.Nishnick@dlapiper.com Attention: Larry W. Nishnick, Esq.
If to Purchaser:	SDIC Fund Management Co., Ltd. Floor 7, No. 1 South Binhe Road, Guanganmenwai Xicheng, Beijing 100055 Telephone No.: 86-10-6336 6398 E-mail: Attention:
With a copy to:	White & Case LLP 19th Floor, Tower 1 of China Central Place 81 Jianguo Lu, Chaoyang District Beijing 100025 Telephone No.: 86-10-5912-9600 E-mail: vtsoi@whitecase.com Attention: Vivian Tsoi
White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Telephone No.: (212) 819-8200 E-mail: gpryor@whitecase.com Attention: Gregory Pryor or such other address as may be designated in writing hereafter, in the same manner, by such Person.
6.4    Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This

Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.
6.6    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of Purchaser (other than by merger). The Purchaser may assign its rights hereunder in whole or in part to any controlled Affiliate, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”; provided, further, that Purchaser shall remain liable for any and all obligations under this Agreement arising up to and including the Closing notwithstanding any such assignment occurring prior to the Closing.
6.7    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
6.8    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9    Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.
6.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
6.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and all other terms and provisions of this Agreement will not in any way be affected or impaired so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. In such event, the parties hereto will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.12    Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
6.13    Remedies.
(a)    The parties hereto agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  The parties hereto acknowledge and agree that, subject in all respects to the terms and conditions of this Section 6.13, the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement by Purchaser.  Notwithstanding the foregoing or anything herein to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to seek specific performance to cause Purchaser to cause the Subscription Amount to be funded and to consummate the Closing in accordance with Section 2.1 if, but only if, (a) Purchaser is required to complete the Closing pursuant to Section 2.1 and Purchaser fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.1 and (b) the Company has irrevocably confirmed in writing that, it is ready, willing and able to close and if specific performance is granted and the Subscription Amount is funded, then the Closing will occur in accordance with Section 2.1.  Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) either party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.  Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (A) specific performance or other equitable relief, subject in all respects to this Section 6.13 and (B) payment of the Termination Fee and monetary damages, if, as and when required pursuant to this Agreement, but under no circumstances shall the Company be permitted or entitled to receive (1) both a grant of specific performance to cause the Subscription Amount to be funded at the Closing in accordance with the terms of this Section 6.13 or other equitable relief, on the one hand, and payment of the Termination Fee, monetary damages and/or any other amounts, on the other hand, or (2) both payment of any monetary damages whatsoever, on the one hand, and payment of any of the Termination Fee and/or any other amounts, if any, as and when due, pursuant to Section 6.17, on the other hand.  Notwithstanding anything in this Agreement to the contrary, except for the right to specific performance set forth in this Section 6.13 (solely to the extent expressly permitted by and subject to the limitations set forth in this Section 6.13), the aggregate liability of Purchaser and the Purchaser Related Parties under this Agreement for any reason (under any legal theory), including for any willful breach, shall not exceed the amount of the Termination Fee plus reasonable and out-of-pocket costs and expenses (including attorney’s fees) in connection with actions to collect the such amounts.
(b)    The Company hereby covenants and agrees that it shall not, and shall cause its Affiliates not to, institute in the name of or on behalf of the Company or any other Person any action or bring any other claim arising under, or in connection with, this Agreement or the transactions contemplated hereby, against Purchaser or any Purchaser Related Party except for (i) claims seeking specific performance of the Purchaser’s obligations hereunder (solely to the extent expressly permitted by and subject to the limitations set forth in this Section 6.13), (ii) claims seeking monetary damages for breach, which shall not exceed an aggregate amount equal to the Termination Fee plus reasonable and out-of-pocket costs and expenses (including attorney’s fees) in connection with actions to collect such amounts and (iii) claims seeking payment of the Termination Fee, plus reasonable and out-of-pocket costs and expenses (including attorney’s fees) in connection with actions to collect the Termination Fee, or any portion thereof.
6.14    Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
6.15    Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.
6.16    Termination. This Agreement may be terminated and the transaction contemplated hereby may be abandoned at any time before the Closing:
(a)    by mutual written consent of the Purchaser and the Company;
(b)    by either the Purchaser or the Company:
(i)    if, following the date hereof, any Governmental Authority shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and such order, injunction, legal restraint or prohibition shall have become final and non-appealable; or
(ii)    if the Closing shall not have occurred by August 15, 2017 (the “Outside Date”); provided, that the party seeking to terminate this Agreement pursuant to this Section 6.16(b)(ii) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Outside Date.
(c)    by the Purchaser,
(i)    if a breach of any representation or warranty or failure to perform any covenant or agreement of the Company set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 5.1(a) or Section 5.1(b) not to be satisfied, and such breach or failure to perform either cannot be cured or, if curable, has not been cured prior to the earlier of (1) the fifteenth (15th) calendar day following receipt by the Company of written notice of such breach or failure to perform from the Purchaser and (2) the fifth (5th) Business Day immediately prior to the Outside Date;
(ii)    if a breach of Section 4.11 shall have occurred; or
(iii)    if the Company or the Board or any committee thereof shall have approved or recommended, or resolved to approve or recommend any Acquisition Proposal or a Definitive Transaction Agreement for an Acquisition Proposal or if the Company or any of its Affiliates shall have entered into a Definitive Transaction Agreement with respect to an Acquisition Proposal;
(d)    by the Company,
(i)    if a breach of any representation or warranty or failure to perform any covenant or agreement of the Purchaser set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied, and such breach or failure to perform either cannot be cured or has not been cured prior to the earlier of (1) the fifteenth (15th) calendar day following receipt by the Company of written notice of such breach or failure to perform from the Purchaser and (2) the fifth (5th) Business Day immediately prior to the Outside Date; or

(ii)    if (A) the Company shall have received an unsolicited Acquisition Proposal, (B) the Company shall have complied in all material respects with its obligations under Section 4.11, (C) the Board of Directors has determined in good faith, after consultation with its outside legal counsel, that it is required to terminate this Agreement and pursue such unsolicited Acquisition Proposal in order to comply with its fiduciary duties under applicable law, and the Company concurrently with the termination of this Agreement, enters into, a Definitive Transaction Agreement with respect to such unsolicited Acquisition Proposal, and (D) prior to or concurrently with such termination, the Company pays to the Purchaser the amounts contemplated by Section 6.17(d); or
(iii)    if the Closing shall not have occurred by the date that is two (2) Business Days following the date the Closing should have occurred under Section 2.1(b) because Purchaser has failed to transfer from China the Subscription Amount or to cause the Subscription Amount to be transferred from China to the Company, and, the Company has delivered to Purchaser an irrevocable written notice confirming that all conditions set forth in Section 5.2 have been satisfied (or that the Company is willing to waive any unsatisfied conditions in Section 5.2) and that the Company is ready, willing and able to consummate the Closing.
6.17    Effect of Termination; Termination Fee.
(a)    In the event of the termination and abandonment of this Agreement pursuant to Section 6.16, this Agreement shall be void and have no effect, with no liability on the part of any party hereto or its Affiliates, directors, officers or shareholders to the other party, except that no such termination shall relieve any party hereto from any liabilities or damages resulting from any fraud or willful breach of this Agreement or the Termination Fee set forth on Section 6.17(b) or Section 6.17(c), as the case may be. This Article VI shall survive any termination of this Agreement pursuant to Section 6.16.
(b)    In the event that the Company terminates this Agreement under Section 6.16(d)(i) or (iii), then Purchaser shall promptly, but in no event later than two (2) Business Days following the date of such termination, pay or cause to be paid to the Company the Termination Fee. Any fee due under this Section 6.17(b) shall be paid by wire transfer of same-day funds to an account provided in writing by the Company to Purchaser on the date of termination of this Agreement; provided, that the provisions of this Section 6.17(b) shall be subject to Section 6.17(e). The amounts payable pursuant to this Section 6.17(b) constitute liquidated damages and not a penalty. Notwithstanding the foregoing, the Company’s right to receive the Termination Fee pursuant to this Section 6.17(b) shall be of no further force or effect if the Company or any Company Related Party under its control commences any Proceeding (except any claim in respect of fraud) as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder against Purchaser or any Purchaser Related Party other than for the payment of the Termination Fee.
(c)    If the Company terminates this Agreement under Section 6.16(d)(ii) or the Purchaser terminates this Agreement under Section 6.16(c)(iii), then the Company shall, in the case of a termination under Section 6.16(d)(ii), prior to or concurrently with such termination, and in the case of a termination under Section 6.16(c)(iii), within two (2) Business Days following such termination, pay or cause to be paid to the Purchaser the Termination Fee. Any fee due under this Section 6.17(c) shall be paid by wire transfer of same-day funds to an account provided in writing by the Purchaser to the Company on the date of termination of this Agreement; provided, that the provisions of this Section 6.17(c) shall be subject to Section 6.17(e). The amounts payable pursuant to this Section 6.17(c) constitute liquidated damages and not a penalty. Notwithstanding the foregoing, the Purchaser’s right to receive the Termination Fee pursuant to this Section 6.17(c) shall be of no further force or effect if the Purchaser or any Purchaser Related Party under its control commences any Proceeding (except any claim in respect of fraud) as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder against the Company or any Company Related Party other than for the payment of the Termination Fee.
(d)    If the Purchaser terminates this Agreement under Section 6.16(c)(ii), then the Company shall within two (2) Business Days following such termination, pay or cause to be paid to the Purchaser the Expense Reimbursement. Any fee due under this Section 6.17(d) shall be paid by wire transfer of same-day funds to an account provided in writing by the Purchaser to the Company on the date of termination of this Agreement; provided, that the provisions of this Section 6.17(d) shall be subject to Section 6.17(e). The amounts payable pursuant to this Section 6.17(d) constitute liquidated damages and not a penalty. Notwithstanding the foregoing, the Purchaser’s right to receive the Expense Reimbursment pursuant to this Section 6.17(d) shall be of no further force or effect if the Purchaser or any Purchaser Related Party under its control commences any Proceeding (except any claim in respect of fraud) as a result of the failure of the transactions contemplated hereby to be consummated or for a breach or failure to perform hereunder against the Company or any Company Related Party other than for the payment of the Expense Reimbursement.
(e)    In the event this Agreement is terminated and the Company is entitled to receive the Termination Fee from Purchaser pursuant to Section 6.17(b), the Termination Fee shall be the sole and exclusive remedy of the Company and its Affiliates, on one hand, against the Purchaser and the Purchaser Related Parties, on the other hand, in each case, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the transactions contemplated hereby (except in the case of fraud). Upon payment of the Termination Fee, neither Purchaser nor any of the Purchaser Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Purchaser be required to pay the Termination Fee more than once. In the event this Agreement is terminated and the Purchaser is entitled to receive the Termination Fee from the Company pursuant to Section 6.17(c) or the Expense Reimbursement pursuant to Section 6.17(d), the Termination Fee shall be the sole and exclusive remedy of the Purchaser and its Affiliates, on one hand, against the Company and the Company Related Parties, on the other hand, in each case, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the transactions contemplated hereby (except in the case of fraud). Upon payment of the Termination Fee or Expense Reimbursement, as applicable, neither the Company nor any of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to pay the Termination Fee or the Expense Reimbursement, as applicable, more than once.
6.18    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and. No Person that is not a party hereto, including any past, present or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of any party hereto or any of its Affiliates, shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether (to the extent valid under applicable law) in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its controlled affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Person not a party to this Agreement.
6.19    Waiver of Conflicts. Each party to this Agreement acknowledges that Company Counsel, outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Purchaser or its affiliates in matters unrelated to the transactions contemplated by the Transaction Documents, including representation of Purchaser or its affiliates in matters of a similar nature to the transactions contemplated by the Transaction Documents. The applicable rules of professional conduct require that Company Counsel inform the parties hereunder of this representation and obtain their consent. Company Counsel has served as outside general counsel to the Company and has negotiated the terms of the transactions contemplated by the Transaction Documents solely on behalf of the Company. The Company and Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the transactions contemplated by the Transaction Documents, Company Counsel has represented solely the Company, and not the Purchaser or any stockholder, director or employee of the Company or Purchaser; and (c) gives its informed consent to Company Counsel’s representation of the Company in the transactions contemplated by the Transaction Documents.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAXWELL TECHNOLOGIES, INC.
By: /s/ Franz Fink Name: Franz Fink Title: President and CEO

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SDIC FUND MANAGEMENT CO., LTD.
By: /s/ Gao Yi Name: Gao Yi Title: Executive Director

[Signature Page to Stock Purchase Agreement]

EXHIBITS
A-1:    Accredited Investor Questionnaire
A-2:    Stock Certificate Questionnaire
B:    Principal Shareholder Agreement
C:    Registration Rights Agreement
D:    Form of Opinion of Company Counsel
E:    Form of Secretary’s Certificate
F:    Form of Company’s Compliance Certificate
G:     Form of Purchaser’s Compliance Certificate

EXHIBIT A-1
ACCREDITED INVESTOR QUESTIONNAIRE
(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)
To:    Maxwell Technologies, Inc.
This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.10 per share, (the “Shares”), of Maxwell Technologies, Inc., a Delaware corporation (the “Corporation”). The Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained Regulation S of the Act and in reliance on other exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.
This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.
PART A.    BACKGROUND INFORMATION
Name of Beneficial Owner of the Shares:
Business Address:

    (Number and Street)

(City)    (State)    (Zip Code)
Telephone Number: (___)
If a corporation, partnership, limited liability company, trust or other entity:
Type of entity:

State of Formation:

A-1

Were you formed for the purpose of investing in the securities being offered?
Yes ____    No ____
If an individual:
Residence Address:

    (Number and Street)

(City)    (State)    (Zip Code)
Telephone Number: (___)

Age: __________    Citizenship: ____________    Where registered to vote: _______________

If an individual, set forth in the space provided below the state in the United States in which you maintain your residence:
If an entity, set forth in the space provided below the state in the United States in which you made your investment decision:
Are you a director or executive officer of the Corporation?
Yes ____    No ____

Social Security or Taxpayer Identification No.
PART B.    ACCREDITED INVESTOR QUESTIONNAIRE
In order for the Corporation to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a purchaser of Shares.

__(1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__(2)	A broker or dealer registered pursuant to Section 15 of the Shares Exchange Act of 1934;

__(3)	An insurance company as defined in Section 2(13) of the Securities Act;

__(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__(6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__(7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__(9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

__(10)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__(11)
A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person;

__(12)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

__(13)	An executive officer or director of the Company;

__(14)
An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.	FOR EXECUTION BY AN INDIVIDUAL:

____________ Date	By: Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Entity Name:
____________ Date	By: Print Name: Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:
____________ Date	By: Print Name: Title:
Entity Name:
____________ Date	By: Print Name: Title:

EXHIBIT A-2
STOCK CERTIFICATE QUESTIONNAIRE
Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Shares are to be registered in (this is the name that will appear on the stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to Item 1 above:
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:
4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above:

EXHIBIT B
PRINCIPAL SHAREHOLDER AGREEMENT

B-1

EXHIBIT C
REGISTRATION RIGHTS AGREEMENT

C-1

EXHIBIT D
FORM OF OPINION OF DLA PIPER LLP (US)
(subject to customary exceptions contained in the final opinion issued by Company Counsel)

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder, including, without limitation, to issue, sell and deliver the Shares under the Agreement.

2.	The Company is qualified to transact business and is in good standing as a foreign corporation in the state of California.

3.
When so issued in accordance with the terms of the Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and free of any and all liens and charges and preemptive right or similar rights contained in the Company’s Articles of Incorporation or Bylaws or any agreement that is filed as an exhibit to the SEC Reports during the twelve (12)-month period prior to the date hereof (each, a “Material Contract”).

4.
Except for the Required Approvals, all corporate action on the part of the Company necessary for the authorization, execution and delivery of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares and the performance by the Company of its obligations under the Transaction Documents has been taken. The Transaction Documents have been duly and validly executed and delivered by the Company and each of them constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights in general, (b) the remedies of specific performance and injunctive and other equitable remedies may be subject to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

5.
The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents, and the issuance of the Shares do not and will not, as the case may be, violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under (i) the Articles of Incorporation or Bylaws, (ii) any Material Contract, (iii) any provision of any applicable federal or state law, rule or regulation known to such counsel to be customarily applicable to transactions of this nature, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or its properties.

6.
Except as identified in the Agreement, to our knowledge, the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of any of the Transaction Documents.

7.
Subject to the accuracy of the respective representations of the Company and the Purchaser’s in the Agreement, the offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

8.
The Company is not, and, immediately after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

D-1

EXHIBIT E
FORM OF SECRETARY’S CERTIFICATE
The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Stock Purchase Agreement, dated as of April [•], 2017, by and among the Company and the Purchaser (the “Stock Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement.

1.
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on April [•], 2017. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.
Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.
Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.
Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Stock Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Franz Fink	Chief Executive Officer	_________________________
David Lyle	Chief Financial Officer	_________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ____ day of April, 2017.

David Lyle, Secretary

I, Franz Fink, Chief Executive Officer, hereby certify that David Lyle is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Franz Fink, Chief Executive Officer

EXHIBIT A
Resolutions

EXHIBIT B
Certificate of Incorporation

EXHIBIT C
Bylaws

EXHIBIT F
FORM OF COMPANY’S COMPLIANCE CERTIFICATE
The undersigned, the Chief Financial Officer of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), pursuant to Section 2.2(a)(iv) of the Stock Purchase Agreement, dated as of April [•], 2017, by and among the Company and the Purchaser (the “Stock Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement):

1.
The representations and warranties of the Company contained in Section 3.1(b) (Organization and Qualification), Section 3.1(c) (Authorization; Enforcement; Validity), Section 3.1(f) (Issuance of the Shares), and Section 3.1(s) (Certain Fees) of the Stock Purchase Agreement are true and correct in all respects as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which are true and correct in all respects as of such specific date.

2.
The representations and warranties of the Company contained in Section 3.1(g) (Capitalization) of the Stock Purchase Agreement are true and correct in all respects, except for any inaccuracies that are de minimis in both amount and nature, as of the date when made and as of the date hereof, as though made on and as of such date.

3.
All other representations and warranties of the Company contained in the Stock Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case, such representations and warranties are true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which are true and correct in all material respects (or in all respects, as the case may be) as of such specific date.

4.
The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of April, 2017.

David Lyle, Chief Financial Officer

F-1

EXHIBIT G
FORM OF PURCHASER’S COMPLIANCE CERTIFICATE
The undersigned, the [•] of SDIC Fund Management Co., Ltd., a limited liability company organized under the laws of the Peoples’ Republic of China (the “Purchaser”), pursuant to Section 2.2(b)(i) of the Stock Purchase Agreement, dated as of April [•], 2017, by and among the Purchaser and the Company (the “Stock Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement):

1.
The representations and warranties of the Purchaser contained in Section 3.2(a) (Organization; Authority) the Stock Purchase Agreement are true and correct in all respects as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which are true and correct in all respects as of such specific date.

2.
All other representations and warranties of the Purchaser contained in the Stock Purchase Agreement are true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or material adverse effect, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the date hereof, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which are true and correct in all material respects as of such specific date.

3.
The Purchaser has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate this ___ day of April, 2017.

[•], [TITLE]

G-1